Campus Crest Announces Management Team Changes

Charlotte, NC – October 7, 2014 – Campus Crest Communities, Inc. (NYSE:CCG) today announced several shifts in management as part of the company’s ongoing efforts to bring about positive change. The changes include:

Chief Construction and Facilities Officer – Brian Sharpe has elected to resign as a result of the company’s decision to reduce development activity. This position will not be filled.

Chief Operating Officer – Rob Dann has chosen to resign in order to pursue other business opportunities. Angel Herrera, the Chief Operating Officer of Campus Crest Real Estate Management, will be transitioning into the COO role.

Chief Investment Officer – Aaron Halfacre, CFA®, will be assuming the CIO role and will continue to oversee Capital Markets.

Chief Accounting Officer – Scott Rochon, CPA and Campus Crest Corporate Controller, has been promoted into the newly created role to oversee our accounting operations.

"Today’s announcement marks the next important step for Campus Crest. As we pledged on our last earnings calls, we have embraced positive change and are committed to taking actions to improve our results," declared Ted W. Rollins, Chief Executive Officer. "After much consideration, working in close coordination with our Board of Directors, I am pleased to announce the expansion of our senior management team."

“Our initiatives for change encompass a heightened focus on operations, a disciplined approach to capital allocation, and bringing about thoughtful balance sheet improvements. I have assembled this team to execute upon these initiatives and to address critical business needs,” furthered Mr. Rollins. “Angel Herrera has already been instrumental in improving our operations in his current capacity as COO of Campus Crest Real Estate Management and we look forward to bringing his three decades worth of executive operating experience to bear on our entire operating platform as he transitions into his new role. Angel will be focused on retooling our existing processes in an effort to increase economic occupancy, expand NOI margins and improve the customer experience.”

“In an effort to provide analytical rigor and increased discipline to our investment process, Aaron Halfacre will be taking on the role of CIO and will chair our Investment Committee to ensure that there are “checks and balances” with our capital allocation process. In a short period of time, Aaron has become an integral member of our management team and provides a fresh perspective on how we analyze our portfolio of assets and approach capital allocation.”

“Scott Rochon is a valuable addition to our broader management team as he calls upon his years of accounting and finance experience within the real estate industry. He has been serving for almost two years as our Corporate Controller and is ideally suited to take on the duties of Chief Accounting Officer. He will be working closely with Donnie Bobbitt, our CFO, and Aaron Halfacre to drive meaningful improvements to our balance sheet and execute on our cost-containment initiatives. Additionally, Scott will be overseeing the implementation of our enterprise software system which is designed to enhance our productivity and data integrity.”

“Please join me in welcoming our new management team. We wish Brian and Rob the very best in their future endeavors.”

“We have much work to do to restore investor confidence and are intently focused on taking the successive steps to improve.”

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 86 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Campus Crest

(704) 496-2500

Investor.Relations@CampusCrest.com